EXHIBIT 10.4

PUT RIGHT AGREEMENT

PUT RIGHT AGREEMENT (this “Agreement”) dated as of ____ __, 2009, between Helix Wind, Corp., a Nevada corporation (the “Company”), and _________________GmbH, a German corporation (“Holder”).

WHEREAS, pursuant to the terms and provisions of that certain Stock Purchase Agreement dated of even date herewith, by and among the Company, Holder, the other Sellers and Venco Power GmbH (the “Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement), the Holder has acquired _______ shares of the Company’s common stock, par value $0.0001 per share (the “Shares”); and

WHEREAS, the Company has agreed in the Purchase Agreement to provide the Holder with certain put rights with respect to the Shares, as further described and provided for in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and covenants contained herein and other good and valuable consideration in hand received by each party from the other, the  receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.   Put Rights. Subject to the terms and conditions herein, at any time during the Put Period (as defined below) the Company irrevocably and unconditionally grants to the Holder the right, privilege, and option to sell to the Company (the “Put Option”), and the Company irrevocably and unconditionally agrees to buy, all or any portion of the Shares (“Put Shares”) upon the exercise by the Holder of its rights hereunder at $2.00 per Share (the “Put Price”).

Notwithstanding the foregoing, if at any time commencing after the first anniversary of the Closing Date, (i) the volume weighted average for 90 days of the Company’s common stock on the stock exchange or national quotation system where the Common Stock is then traded or quoted is at least $3.00 per share and (ii) the trading volume averages at least 50,000 shares per day during such same 90-day period (together, the “Automatic Termination Event”), this Put Option shall thereupon expire and without any further action by any of the parties shall automatically become null and void.

2.   Term.   The “Put Period” shall commence on the Closing Date and shall end on the earlier of the Automatic Termination Event or at 11:59 p.m., San Diego, California time, on the date which is the second anniversary of the Closing Date, which date is hereby stipulated and agreed by the parties hereto to be _____, 20__.

3.   Exercise of Put Rights.  The Put Option shall be exercisable by notice in writing sent by the Holder (a “Put Notice”) to the Company advising of the Holder’s election to exercise the Put Option.  Each Put Notice shall set forth the number of Put Shares to be sold to the Company.  The closing of the purchase and sale of the Put Shares shall take place within thirty (30) days after the Company’s receipt of the Put Notice (“Put Closing”).  The exercise of the Put Option shall constitute an unconditional and irrevocable commitment by the Holder to sell, on the one hand, and the Company to purchase, on the other hand, all Put Shares being put to the Company by the Holder in accordance with the provisions of this Agreement.  On the date of the Put Closing, the Holder shall deliver to the Company at the Company’s offices set forth in Section 5 below stock certificate(s) representing such Put Shares. To the extent that the Holder is not exercising the Put Option in full with respect to the Put Shares held by the Holder, the Company shall deliver at the Put Closing a stock certificate representing the number of shares of Common Stock not being sold by the Holder to the Company.

Alternatively, the Put Notice can provide that the Holder desires to purchase additional shares of common stock of the Company at the Put Price by a cashless exercise of the Put Option. If the Holder elects to receive additional shares of common stock of the Company, the Company shall issue the Holder a number of shares of common stock computed using the following formula:

X=Y (A-B)
          A

Where X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of Put Shares purchasable under the Put Notice

A=	the market value of the stock on the date of the Put Notice

B=	$2.oo

4.   Covenants of the Holder.

(a)   The Holder represents, warrants, covenants and agrees that:

(i)   Upon exercise of the Put Option, Holder will be authorized and entitled to sell, transfer and convey to the Company the Put Shares, without any further required approvals or authorizations; and

(ii)   Holder owns the Put Shares free and clear of any and all liens, claims, encumbrances or rights of others other than the Lock-Up Agreement with the Company, and when delivered to the Company pursuant to the Put Option, the Put Shares shall be free and clear of any and all claims, liens, encumbrances or security interests of any kind whatsoever.

(b)   At any time after the date hereof, including without limitation, upon the exercise of the Put Option the Holder agrees to take any action and execute such additional documents and instruments as may be requested by the Company which shall be necessary or desirable to carry out the purposes of this Agreement,.

5.   Notices.  All notices or other communications hereunder shall be delivered by (a) registered or certified mail, return receipt requested, postage prepaid, (b) a nationally recognized overnight courier, (c) personally, by hand, or (d) facsimile transmission (with acknowledgement of complete transmission), to the persons at the addresses set forth below (or at such other address as such persons shall designate by like notice):

If to the Company, to: Helix Wind, Corp. 1848 Commercial Street San Diego, California 92113 Attn: Facsimile:
With a copy to: David Lubin & Associates, PLLC 5 North Village Avenue Rockville Centre, New York 11570 Attn: David Lubin, Esq. Facsimile: (516) 887-8250

Venco Power GmbH
Luisenburgweg 29
95182 Döhlau O.T. Tauperlitz
Germany
Facsimile No.: +49 9281 74119

If to the Sellers or the Principals, to:

FIBER-TECH Products GmbH
Tuchschererstraße 10
09116 Chemnitz
Germany
Facsimile No.:  +49 371 84276-28

Weser-Anlagentechnik Beteiligungs GmbH
Dorumer Weg 19
27576 Bremerhaven
Germany
Facsimile No.:  +49 4705 810 575

CLANA Power Systems GmbH
Luisenburgweg 29
95182 Döhlau O.T. Tauperlitz
Germany
Facsimile No.:  +49 9281 74119

With a copy to:
Coleman Tally LLP 7000 Central Parkway NE Suite 1150 Atlanta, Georgia 30328 Facsimile: 770-698-9729
Attn: John Boykin, Esq. Facsimile: (770) 698-9729

Any notice or other communications to be given or that may be given pursuant to this Agreement shall be in writing and shall be deemed to have been given: (x) five days after the deposit of such notice or communication in the United States mail, registered or certified, return receipt requested, with proper postage affixed thereto; (y) the first business day after depositing such notice or communication with a nationally recognized overnight courier guaranteeing delivery no later than the next business day; or (z) upon delivery if delivered personally or sent by facsimile transmission to the appropriate address and person as provided hereinabove.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.  By giving at least thirty (30) days’ written notice hereof, any party hereto shall have the right from time to change its respective address, and shall have the right to specify as its address any other address within the United States of America or Germany.

6.   Transferability.  In addition to the restrictions set forth in the Lock-Up Agreement restricting the transferability of the Put Shares, the Holder shall not, directly or indirectly, sell, exchange, pledge, transfer, grant a proxy with respect to, devise, assign or in any way dispose of, encumber or grant a security interest in the Put Option at any time without the prior written consent of the Company.

(a)   Default. The Company hereby expressly acknowledges and agrees that, in the event of any such Put Default, Holder’s damages would be difficult or impossible to ascertain or determine, the Holder will suffer immediate and irreparable harm, and the Holder shall be entitled, in addition to any and all other rights or remedies which may be available to the Holder under applicable Laws, to an injunction issued by a court of competent jurisdiction restraining the aforesaid breach or default of the Company and/or to an action for specific performance of the obligations of the Company hereunder, all without the necessity of posting a bond. Nothing contained hereinabove, however, is intended to limit in any way any of the rights or remedies of the Holder under this Agreement, under the Secured Note or under any applicable Laws in respect of any breach or default of the Company under the terms of this Agreement.

7.   Amendment and Modification.  This Agreement shall not be amended, modified, or supplemented except by a writing signed by each of the parties hereto.

8.   Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior understandings, agreements, and arrangements, whether written or oral, regarding such subject matter.

9.   Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the United Kingdom without giving effect to principles of conflict of laws.

10.          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

11.   Time of Essence.  Time is of the essence of this Agreement and each and every provision hereof.

12.   Captions.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK-SIGNATURES CONTAINED ON FOLLOWING PAGE]

[Signature page to Put Right Agreement]

IN WITNESS WHEREOF, the Company and the Holder have duly executed this Agreement as of the date first written above.

HELIX WIND, CORP. A Nevada Corporation

By:
[Name]
[Title]

By:
[Name of Holder]